Exhibit 23.2


                                    CONSENT

                      Consent of Independent Accountants

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 1994 appearing in the 1993 Annual Report to shareholders of Potomac Electric Power Company, which is incorporated by reference in the Potomac Electric Power Company's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the incorporation by reference of our report on the Consolidated Financial Statement Schedules, which appears under Item 14(d) of such Annual Report on Form 10-K. We also consent to the incorporation by reference in the Registration Statement of our reports dated October 25, 1993 appearing in the Annual Reports of the Potomac Electric Power Company Savings Plan for Exempt Employees, Savings Plan for Bargaining Unit Employees, and Savings Plan for Non-Bargaining Unit, Non-Exempt Employees on Form 11-K for the year ended June 30, 1993.



                                /s/ Price Waterhouse
                                    PRICE WATERHOUSE

Washington, D.C.
May 18, 1994